UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 2, 2008

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On December 2, 2008, on the recommendation of the Corporate Governance Committee, the Board of Directors of The TJX Companies, Inc. amended TJX’s bylaws as follows:
•	The voting standard for election of directors in an uncontested election was changed from a plurality to a majority of votes properly cast. A majority of votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections, the voting standard continues to be a plurality of votes properly cast (Article VI).

•	A stockholder’s notice to TJX of a person that the stockholder proposes to nominate for election or re-election as a director requires, in addition the other information previously required by the bylaws, the inclusion of a statement as to whether the person nominated, if elected, intends to comply with TJX’s Corporate Governance Principles (Article II, Section (b)(iv)).
     The Company’s bylaws as amended are attached as Exhibit 3.1.
ITEM 8.01. OTHER EVENTS.

     On December 2, 2008, on the recommendation of the Corporate Governance Committee, the Board of Directors of TJX amended Section I(m) of the Corporate Governance Principles to provide (1) the submission by each incumbent director standing for reelection of an irrevocable contingent resignation effective if the director fails to receive the requisite majority vote in an uncontested election as provided in the bylaws and the Board accepts such resignation and (2) procedures for the consideration by the Board of such resignation in such event.
     The Company’s Corporate Governance Principles as amended are available at www.tjx.com.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
3.1	Bylaws as amended through December 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Nirmal K. Tripathy
Nirmal K. Tripathy
Chief Financial Officer

Dated: December 8, 2008

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Bylaws as amended through December 2, 2008